Exhibit 10.1
SIXTH MODIFICATION AGREEMENT
(Unsecured Loan)
THIS SIXTH MODIFICATION AGREEMENT (“Agreement”) dated August 3, 2011 (the “Amendment Date”) is entered into by and between Wells Fargo Bank, National Association, as administrative agent (“Agent”) and representative for the Lenders (as defined in the Loan Agreement referenced below), the Lenders and PS Business Parks, L.P., a California limited partnership (“Borrower”).
R E C I T A L S
A.
Pursuant to the terms of an Amended and Restated Revolving Credit Agreement among Borrower, Agent and Lenders, dated October 29, 2002 (as amended, the “Loan Agreement”), as amended by the First Modification Agreement, dated December 29, 2003, the Second Modification Agreement, dated January 23, 2004, the Third Modification Agreement, dated August 2, 2005, the Fourth Modification Agreement, dated July 30, 2008, and the Fifth Modification Agreement, dated July 28, 2010, Lender made a loan to Borrower in the principal amount of up to One Hundred Million Dollars ($100,000,000) (“Loan”). The Loan is evidenced by a Second Amended and Restated Note, dated July 28, 2010, executed by Borrower in favor of Wells Fargo Bank, National Association, in the principal amount of the Loan (the “Existing Note”), and is further evidenced by the documents described in the Loan Agreement as “Loan Documents”.

B.
The Existing Note (as amended and restated by the Amended Note referenced herein below), the Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents”, together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents”.

C.
By this Agreement, Borrower, Agent and Lenders intend to (i) increase the aggregate commitment amount of the Loan to up to $250,000,000 and (ii) modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower Agent and Lenders agree as follows:
1.	CONDITIONS PRECEDENT. The following are conditions precedent to Agent’s and Lenders’ obligations under this Agreement:
1.1
Receipt by Agent of the executed originals of this Agreement, the Amended Note, and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Agent;

1.2
Reimbursement to Agent by Borrower of Agent’s reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, reasonable attorneys’ fees (excluding, however, any fees or costs of in-house counsel) and documentation costs and charges, whether such services are furnished by Agent ‘s employees or agents or by independent contractors;

1.3	The representations and warranties contained in this Agreement are true and correct; and
1.4	All payments due and owing to Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.
2.
REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that no Event of Default, Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents are true and correct in all material respects, which representations and warranties shall survive execution of this Agreement.

Loan No. 3514ZR
3.
MODIFICATION OF LOAN DOCUMENTS. The Loan Agreement is hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:

3.1	Extension of Maturity Date; Extension Fee. The Maturity Date recited in the Loan Agreement is hereby extended to August 1, 2015.
3.2	Amended Defined Terms.
(a)
Applicable Margin. The definition of “Applicable Margin” is hereby deleted and replaced in its entirety with the following: “Applicable Margin” means, with respect to each Loan; the respective percentages per annum determined, at any time, based on the range into which Borrower’s Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower’s Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin (including existing Loans). Promptly after learning of a change in the Borrower’s Credit Rating, Agent shall give notice of such change to the Lenders and include in such notice the new Applicable Margin and the effective date of such change. In the event that more than one (1) different Credit Rating has been assigned, then (i) for so long as the Initial Lender is the sole Lender hereunder (i.e., for so long as the Loans are not syndicated), the higher of the Credit Ratings will prevail, or (ii) otherwise, the lower of the Credit Ratings will prevail.

		Applicable
Level	Borrower’s Credit Rating	Margin
I	A-/A3 or better	1.00%
II	BBB+/Baa1	1.10%
III	BBB/Baa2	1.25%
IV	BBB-/Baa3	1.50%
V	Lower than BBB-/Baa3	1.85%
(b)	Availability. The first sentence of the definition of “Availability” is hereby deleted in its entirety and replaced with the following:

“Availability” means, on any date, the lesser of (i) an amount equal to Unencumbered Asset Value as of the end of the most recently concluded Fiscal Quarter for which the Borrower is, as of such date of determination, required to have reported to Lenders pursuant to Section 5.15 hereof, multiplied by .50, and (ii) $250,000,000.

(c)	Capitalization Rate. The definition of “Capitalization Rate” is hereby deleted and replaced in its entirety with the following:

“Capitalization Rate” means eight and one-half percent (8.5%).
(d)	Fee Letter. The definition of “Fee Letter” is hereby deleted and replaced in its entirety with the following:

“Fee Letter” means that certain letter agreement relating to the payment of certain fees between Borrower and Wells Fargo Bank, National Association, dated August 3, 2011, as the same may be amended, restated, modified or replaced from time to time.

(e)	Revolving Commitment. The definition of “Revolving Commitment” is hereby deleted and replaced in its entirety with the following:

“Revolving Commitment” means, with respect to each Lender, the amount such Lender is committed to loan with respect to this Agreement. With respect to the initial Lender hereunder, such amount shall mean $250,000,000.00.

Loan No. 3514ZR
3.3	Section 2.4.1. The table in Section 2.4.1 is hereby deleted and replaced with the following:

	Borrower’s	Applicable Facility
Level	Credit Rating	Fee Percentage
I	A-/A3 or higher	.15%
II	BBB+/Baa1	.15%
III	BBB/Baa2	.25%
IV	BBB-/Baa3	.35%
V	Lower than BBB-/Baa3	.45%
3.4	Schedule 1.1B. A new Schedule 1.1B, in the form attached hereto as Schedule 1.1B, is hereby added to the Loan Agreement.
4.
AMENDED NOTE Concurrently herewith Borrower shall execute the Third Amended and Restated Promissory Note, of even date herewith, made by Borrower to the order of Wells Fargo Bank, National Association, in the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) (the “Amended Note”), which Amended Note fully amends restates and replaces the Existing Note and shall not be construed as a novation of the Existing Note. All references in the Loan Agreement and the other Loan Documents to the term “Note” shall be deemed to mean and refer to the Amended Note as defined herein and all amounts outstanding under the Existing Note shall be deemed outstanding under the Amended Note.

5.
EFFECTIVE DATE. The effective date of Borrower’s obligations and, subject to the satisfaction of the conditions precedent in Section 1 above, Agent’s and Lenders’ obligations, under this Agreement and the Amended Note shall be August 3, 2011.

6.
FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Agent all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Agent. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Agent.

7.
NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or any other Loan Document or affect or impair any rights, powers, or remedies of Agent or Lenders, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

8.
MISCELLANEOUS; GOVERNING LAW; JURISDICTION. This Agreement and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by federal law. In any action brought or arising out of this Agreement or the Loan Documents, Agent, each Lender and Borrower, and the general partners, members and joint venturers of Borrower (if any), hereby consent to the exclusive jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

Loan No. 3514ZR
9.
INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Agent in writing.

10.
EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

[Signatures Follow on Next Page]

Loan No. 3514ZR
IN WITNESS WHEREOF, Borrower, Lenders and Agent have caused this Agreement to be duly executed as of the date first above written.

“AGENT and LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Kim Surch

Name: Kim Surch
Its: Senior Vice President

“BORROWER”

PS BUSINESS PARKS, L.P., a California limited partnership

By:	PS Business Parks, Inc., a California corporation, its general partner

	By:	/s/ Edward A. Stokx

Name: Edward A. Stokx
Its: Executive Vice President and
Chief Financial Officer

Loan No. 3514ZR
SCHEDULE 1.1B — PRO RATA SHARES

Lender	Commitment	Pro Rata Share

Wells Fargo Bank, National Association	$250,000,000	100%

TOTALS	$250,000,000	100%

Loan No. 3514ZR
GUARANTOR’S CONSENT
The undersigned (“Guarantor”) consents to the foregoing Sixth Modification Agreement and the transactions contemplated thereby, including, without limitation, the increase of the aggregate commitment amount of the Loan to up to $250,000,000. Guarantor reaffirms its obligations under the Amended and Restated General Continuing Guaranty (“Guaranty”), dated October 29, 2002, which obligations specifically include such increased commitment amount, and its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations. Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations.
Dated as of: August 3, 2011

“GUARANTOR” PS BUSINESS PARKS, INC., a California corporation
By:	/s/ Edward A. Stokx
	Name:	Edward A. Stokx
Its: Executive Vice President and Chief Financial Officer
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